File No. 333-224555

As filed with the Securities and Exchange Commission on December 31, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

nVent Electric plc

(Exact name of registrant as specified in its charter)

Ireland	98-1391970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

The Mille, 1000 Great West Road, 8th Floor (East)

TW8 9DW

London, United Kingdom

(Address of Principal Executive Offices, including Zip Code)

nVent Electric plc Employee Stock Purchase and Bonus Plan

nVent Management Company Retirement Savings and Incentive Plan

(Full title of the plans)

Jon D. Lammers	with a copy to:
Executive Vice President, General Counsel and Secretary	Benjamin F. Garmer, III
nVent Management Company	John K. Wilson
1665 Utica Avenue, Suite 700	Foley & Lardner LLP
St. Louis Park, Minnesota 55416	777 East Wisconsin Avenue
(Name and address of agent for service)	Milwaukee, Wisconsin 53202
(414) 271-2400

(763) 204-7700
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Ordinary Shares, nominal value $0.01	2,000,000	$23.84	$47,680,000	$5,937

(1)                                 This registration statement covers, in addition to the number of ordinary shares, nominal value $0.01 per share (the “Ordinary Shares”), of nVent Electric plc (the “Company”) stated above, (a) pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein and (b) pursuant to Rule 416(a) under the Securities Act, any additional Ordinary Shares that become issuable under such plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding Ordinary Shares.

(2)                                 The registration fee in respect of such Ordinary Shares was previously paid at the time of the original filing of the Registration Statement on Form S-8 (File No. 333-224555) filed with the Securities and Exchange Commission on May 1, 2018.

PART I                                                     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents constituting Part I of this registration statement will be sent or given to the participants in the nVent Electric plc Employee Stock Purchase and Bonus Plan (the “ESPP”) and the nVent Management Company Retirement Savings and Investment Plan (the “Retirement Plan” and together with the ESPP, the “Plans”) as specified by Rule 428(b)(1) under the Securities Act.  In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the U.S. Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  The Company will maintain a file of such documents in accordance with the provisions of Rule 428.  Upon request, the Company will furnish to the SEC or its staff a copy of any or all of the documents included in such file.

PART II                                                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3            Incorporation of Documents by Reference

The following documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and deemed to be a part hereof:

(a)                                 The Company’s Registration Statement on Form 10 (File No. 001-38265) filed with the SEC on October 30, 2017, as amended by Amendment No. 1 filed on December 6, 2017, Amendment No. 2 filed on January 31, 2018, Amendment No. 3 filed on February 27, 2018, Amendment No. 4 filed on March 26, 2018 and Amendment No. 5 filed on April 4, 2018, and declared effective by the SEC on April 9, 2018 (the “Form 10”);

(b)                                 The description of the Company’s share capital contained in the Information Statement filed as Exhibit 99.1 to the Form 10, including any amendment or Current Report on Form 8-K filed for the purpose of updating such description; and

(c)                                  The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018.

(d)                                 The Company’s Current Reports on Form 8-K dated April 9, 2018 (as amended on April 11, 2018), April 30, 2018 and December 17, 2018.

All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4            Description of Securities.

Not applicable.

Item 5            Interests of Named Experts and Counsel.

None.

Item 6            Indemnification of Directors and Officers

Pursuant to the articles of association of the Company, directors and the secretary shall be indemnified to the extent permitted by the Companies Act 2014 of Ireland (as amended) (the “Irish Companies Act”). The Company may indemnify the directors or secretary only if the indemnified party receives a favorable judgment in respect of the liability, or where an Irish court determines that the director or the secretary acted honestly and reasonably and ought fairly to be

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excused. This restriction in the Irish Companies Act does not apply to executives who are not directors or the secretary of the Company. Any provision for indemnification to a greater extent is void under Irish law, whether contained in the articles of association or any contract between the director and the Company.

The articles of association contain indemnification and expense advancement provisions for current and former executives who are not directors or the secretary of the Company.

The directors of the Company may, on a case-by-case basis, decide at their discretion that it is in the best interests of the Company to indemnify an individual director from any liability arising from his or her position as a director of the Company. However, this discretion must be exercised bona fide in the best interests of the Company as a whole.

Irish companies may take out directors’ and officers’ liability insurance, as well as other types of insurance, for their directors and officers.

In addition, due to more restrictive provisions of Irish law in relation to the indemnification of directors and the secretary, the Company has indemnified its directors and executive officers pursuant to indemnification agreements (or deed poll indemnities).

Under Irish law, a company may not exempt its directors from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

Under Irish law, shareholders may not agree to exempt a director or officer from any claim or right of action the shareholder may have, whether individually or in the right of a company, on account of any action taken or the failure to take any action in the performance of his or her duties to the company.

The limitation of liability and indemnification provisions described above may discourage shareholders from bringing a lawsuit against directors for breaches of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against the Company’s directors and officers, even though such an action, if successful, might otherwise benefit the Company and its shareholders. However, these provisions will not limit or eliminate the Company’s rights, or those of any shareholder, to seek any non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be materially adversely affected to the extent that, in a class action or direct suit, the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any director, officer or employee of the Company for which indemnification is being sought.

Item 7            Exemption from Registration Claimed

Not applicable.

Item 8            Exhibits

No original issue ordinary shares of the Company will be made available by the Company for acquisition by participants in the Plans.  Therefore, in accordance with Item 8(a) of Form S-8, no opinion as to the legality of the shares is included in this filing.

Exhibit Index

Exhibit Number	Description

4.1	Amended and Restated Memorandum and Articles of Association of nVent Electric plc.

23.1	Consent of Deloitte & Touche LLP.

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24	Powers of Attorney (incorporated herein by reference to Exhibit 24 to the Company’s Registration Statement on Form S-8 dated April 30, 2018 (File No. 333-224555)).

The Plans are intended to be tax qualified plans under the Internal Revenue Code. The Registrant hereby undertakes to submit the Plans and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and to make all changes required by the IRS in order to maintain the tax qualifications of the Plans.

Item 9            Undertakings

(a)                                 The undersigned Company hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement; and

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis Park, State of Minnesota, on December 31, 2018.

NVENT ELECTRIC PLC

By:	/s/ Stacy P. McMahan
Stacy P. McMahan
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Beth A. Wozniak	Chief Executive Officer and Director (Principal Executive Officer)	December 31, 2018
Beth A. Wozniak

/s/ Stacy P. McMahan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 31, 2018
Stacy P. McMahan

/s/ Randolph A. Wacker	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 31, 2018
Randolph A. Wacker

*	Director	December 31, 2018
Brian M. Baldwin

*	Director	December 31, 2018
Jerry W. Burris

*	Director	December 31, 2018
Susan M. Cameron

*	Director	December 31, 2018
Michael L. Ducker

*	Director	December 31, 2018
David H. Y. Ho

*	Director	December 31, 2018
Randall J. Hogan

*	Director	December 31, 2018
Ronald L. Merriman

*	Director	December 31, 2018
William T. Monahan

*	Director	December 31, 2018
Herbert K. Parker

*By	/s/ Stacy P. McMahan
Stacy P. McMahan
Attorney-in-fact

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Pursuant to the requirements of the Securities Act, the administrator of the nVent Management Company Retirement Savings and Incentive Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on December 31, 2018.

NVENT MANAGEMENT COMPANY RETIREMENT SAVINGS AND INCENTIVE PLAN

By:	/s/ Randolph A. Wacker
Randolph A. Wacker
President and Treasurer

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